SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities
                 Exchange Act of 1934

   Date of Report (Date of earliest event reported):
                  September 15, 1998



              ARI NETWORK SERVICES, INC.
(Exact name of registrant as specified in its charter)


     Wisconsin            0-19608           39-1388360
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)       Identification
   incorporation)                               No.)


         330 E. Kilbourn Avenue
          Milwaukee, Wisconsin                 53202
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:
(414) 278-7676

Item 2.  Acquisition or Disposition of Assets

     On September 15, 1998, the Company acquired from
Briggs & Stratton Corporation and from certain of Briggs' wholly-owned foreign subsidiaries certain assets used in the operation of Briggs & Stratton's
Powercom-2000 business. Powercom-2000 is a provider of electronic commerce software and services to companies in the outdoor power, power tools and power sports industries, located in Colorado Springs, Colorado. The assets acquired include software programs and other intangible assets, equipment and other fixed assets, accounts receivable and customer contracts. The
Company intends to continue using the equipment and other physical property acquired in the operation of the acquired business.

     As consideration for the purchased assets, the Company issued 840,000 shares of Common Stock to Briggs
& Stratton and agreed to assume certain current liabilities relating to the Powercom-2000 business.
Briggs & Stratton received one "demand" (exercisable after September 15, 1999) and unlimited "piggyback" registration rights with respect to its shares. Briggs
& Stratton also agreed to become an ARI customer for EDI and electronic cataloging, and, in that regard, the Company provided Briggs & Stratton with a credit on its customer account of approximately $500,000 (and agreed to credit "interest" on the credit balance at prime plus 2.0%) refundable to Briggs & Stratton after two years to the extent of the then unused credit balance.

     Briggs & Stratton Corporation also agreed to lend up to $250,000 to the Company through April 30, 1999 at prime plus 2.0%, secured by certain accounts relating to the Powercom business. The Company may draw on the line only after it has exhausted the availability under its line of credit with WITECH Corporation. Borrowings under the line (if any) must be repaid with the proceeds of equity offerings (if any) in excess of $800,000 plus accrued interest on the Company's line of credit with WITECH Corporation.

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.

       It is impracticable to provide the required financial information at the time of the filing of this report. The required financial information will be filed by November 30, 1998.

     (b)  Pro Forma Financial Information.

       It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed by November
       30, 1998.

     (c)  Exhibits

       2.1  Asset Purchase Agreement, dated September
            15, 1998, between the Company and Briggs &
            Stratton Corporation. The Company agrees to furnish supplementaly to the Commission upon request the Schedules and Exhibits to the Asset Purchase Agreement listed on the table of contents of the Asset Purchase
            Agreement.

       2.2  Registration Rights Agreement dated
            September 15, 1998 between the Company and
            Briggs & Stratton Corporation.

       2.3  Revolving Credit Agreement dated September
            15, 1998 between the Company and Briggs &
            Stratton Corporation.

                      SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 24, 1998      ARI NETWORK SERVICES, INC.



                                By:/s/ Brian E. Dearing
                                   ------------------------------
                                   Brian E. Dearing, Chairman
                                   of the Board, President
                                   and Chief Executive Officer